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                                                                    Exhibit 10.6

                        LONG-RANGE BONUS INCENTIVE PLAN

The plan is established for the benefit of  James R. Lavelle and Daniel E.
Jackson and is based directly upon earnings performance over a six-year period.
The provisions of the LBIP are stated herein as follows:

(a) Each of Messrs. Lavelle, Evans and Jackson will have the opportunity to earn up to four times their current base salary (i.e. $1,800,000, $1,600,000 and $1,600,000 respectively, the "Maximum Bonuses").

(b) Up to half of the Maximum Bonus ("Payment 1") will be payable to each individual as soon as practicable after the close of the Company's books for the period ending December 31, 2002 based on the attainment of fully diluted earnings-per-share targets (calculated after accrual(s) for the LBIP) as shown in Table B below

(c)  Up to the full Maximum Bonus less any payments made under (b) above
     ("Payment 2") will be payable to each individual as soon as practicable after the close of the Company's books for the period ending December 31.
     2005 based on the attainment of fully diluted earnings-per-share targets
     (calculated after accrual(s) for the LBIP) as shown in Table B below.

(d) Any individual who resigns voluntarily or is terminated for any reason prior to December 31, 2002 would forfeit any rights to payments under this program. Any individual who resigns voluntarily or is terminated for any reason after December 31, 2002 and prior to December 31, 2005 would forfeit any rights to Payment 2 under this program.

(e) Upon a change of control, the Committee at its discretion may make some payment to each individual. (Among other things, the Committee will consider other payments mandated with employment contracts to avoid triggering the 20% excise tax which currently is invoked by exceeding a payment of three times total compensation.)

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TABLE B

PAYMENT 1

                               CUMULATIVE EPS***                    % OF MAXIMUM
EPS OBJECTIVE***                  OBJECTIVE                             BONUS                            IMPLIED CAGR
 CALENDAR 2002                     2000-02                             PAYABLE*                        BASEYEAR**-2002
----------------              -------------------                   -------------                      ----------------
+  $2.11                            +  $5.15                            50.00%                             +  25%
   $1.87                               $4.72                            33.33%                                20%
   $1.64                               $4.31                            16.67%                                15%
++ $1.44                            ++ $3.93                             0.00%                             +  10%

PAYMENT 2

                               CUMULATIVE EPS***                    % OF MAXIMUM
EPS OBJECTIVE***                  OBJECTIVE                             BONUS                            IMPLIED CAGR
 CALENDAR 2005                     2000-05                             PAYABLE*                        BASEYEAR**-2005
----------------              -------------------                   -------------                      ----------------
+  $4.12                            +  $15.20                          100.00%                             +  25%
   $3.22                               $12.87                           66.67%                                20%
   $2.50                               $10.87                           33.33%                                15%
+  $1.91                            ++ $ 9.17                            0.00%                             ++ 10%

*   Interpolate bonus between discrete points shown below
**  Base year is FY99 when fully diluted earnings per share were $1.08
*** Attainment of either the calendar-year (first column) or cumulative (second column) objective qualifies the individual for the appropriate "% of Maximum Bonus payable"
+   Greater than or equal to
++  Less than or equal to